CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement filed on June 28, 2005, of our report dated April 12, 2005, except for Note 3, as to which the date is May 17, 2005, included in the Rival Technologies, Inc. Form 10-KSB and to all references to our Firm included in this Form S-8 Registration Statement.

/s/ Dohan and Company, CPA's, P.A.

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DOHAN AND COMPANY, CPA's, P.A.

Certified Public Accountants

June 28, 2005